v Total ARR Expansion Trends1 1 FY22 FY23 FY24 ($ in millions) Q1-22 Q2-22 Q3-22 Q4-22 Q1-23 Q2-23 Q3-23 Q4-23 Q1-24 Q2-24 Q3-24 Q4-24 Year-over-Year ARR (As Reported) $823 $864 $930 $995 $1,031 $1,065 $1,163 $1,247 $1,294 $1,344 $1,425 $1,504 Year-over-Year increase 37% 35% 29% 29% 25% 23% 25% 25% 25% 26% 23% 21% TTM FX headwind/(tailwind)2 (30) (8) 21 20 47 61 29 29 (3) (27) (17) (10) ARR - Constant Currency 794 856 951 1,014 1,078 1,126 1,191 1,276 1,291 1,316 1,408 1,494 Year-over-Year ARR Increase - Constant Currency3 32% 34% 32% 31% 31% 30% 28% 28% 25% 24% 21% 20% TTM Perpetual License Rolloff - Constant Currency4 24 25 34 27 23 21 11 8 6 5 5 5 ARR Excluding TTM Perp License Rolloff - Constant Currency 817 881 985 1,041 1,102 1,148 1,203 1,283 1,297 1,322 1,413 1,499 Year-over-Year ARR Growth ex-Perp - Constant Currency 36% 38% 36% 35% 34% 33% 29% 29% 26% 24% 22% 20% Q1-22 Q2-22 Q3-22 Q4-22 Q1-23 Q2-23 Q3-23 Q4-23 Q1-24 Q2-24 Q3-24 Q4-24 FY24 Quarter-over-Quarter ARR (As Reported) $823 $864 $930 $995 $1,031 $1,065 $1,163 $1,247 $1,294 $1,344 $1,425 $1,504 Net New ARR (As Reported)5 49 41 66 65 36 34 98 84 47 50 82 79 257 Discontinuation of business in Russia6 6 - Quarterly FX headwind/(tailwind)7 (6) 10 15 1 19 24 (19) (2) (10) 10 (12) 5 (8) Net New ARR - Constant Currency 43 50 81 72 55 58 79 82 37 59 70 84 250 Year-over-Year Net New ARR Growth – Constant Currency8 44% 97% 12% 29% 28% 15% -3% 15% -33% 2% -12% 1% -9% Quarterly Perpetual License Rolloff - Constant Currency9 6 4 12 5 2 2 2 2 1 1 2 1 5 Net New ARR Excluding Perpetual License Rolloff - Constant Currency 49 54 93 77 57 60 81 84 38 60 72 85 255 Year-over-Year Net New ARR Growth ex-Perp - Constant Currency 63% 92% 22% 16% 16% 11% -13% 9% -34% 1% -11% 1% -10% EXHIBIT 99.2